EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated August 4, 2015, with respect to the financial statements of Elkhorn Unit Trust, Series 5, comprising Elkhorn CAP-X Achievers Portfolio, Series 2, Elkhorn Foundation Pure Water Portfolio, Series 2 and Elkhorn Sector Neutral Portfolio of DWA ETFs, Series 2, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-204680) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
August 4, 2015